UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2011

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director.

On July 26, 2011, the Board of Directors of Intel Corporation elected Andy D. Bryant as a member of the Board and as Vice Chair of the Board, effective July 26, 2011.

Andy D. Bryant, age 61, is currently Executive Vice President, Technology, Manufacturing and Enterprise Services, and Chief Administrative Officer of Intel. He is responsible for technology development and manufacturing, financial operations, human resources, information technology and e-business functions and activities worldwide. Bryant joined Intel in 1981 as Controller for the Commercial Memory Systems Operation and in 1983 became Systems Group Controller. In 1987 he was promoted to Director of Finance for the company, and was appointed Vice President and Director of Finance of the Intel Products Group in 1990. Mr. Bryant became CFO in February 1994, and was promoted to Senior Vice President in January 1999. Mr. Bryant expanded his role to Chief Financial and Enterprise Services Officer in December 1999. In October 2007, Mr. Bryant was named Chief Administrative Officer. In 2009 Mr. Bryant’s responsibilities expanded to include the Technology and Manufacturing Group.

Prior to joining Intel, Mr. Bryant held positions in finance at Ford Motor Company and Chrysler Corporation. Mr. Bryant holds a bachelor's degree in economics from the University of Missouri and a master's degree in business administration with a concentration in finance from the University of Kansas.

Intel’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 26, 2011, Intel’s Board approved amendments to Intel’s Bylaws, effective immediately, in connection with its Board leadership.  The amendments to the Bylaws provide that if the Chairman of the Board is a current or former employee of Intel, the Board may elect an independent Lead Director, and the amendments further provide that the Board may elect one or more Vice-Chairs, committee chairmen and such other positions as the Board may deem expedient.  The amendments specify certain duties of the Chairman, Vice Chair and Lead Director and provide for the performance of those duties in case of absence or vacancy.  In addition, the amendments to the Bylaws provide that no director shall serve as Chairman, Vice-Chair or Lead Director for more than two terms of three years each per position, and raises the minimum number of members for the Executive Committee to three.  The Board also amended Article II to clarify the notice provisions for director nominees, and approved a number of ministerial, clarifying or conforming changes to the Bylaws.

In connection with approving the amendments to Intel’s Bylaws, the Board approved conforming changes to the Board of Directors Guidelines on Significant Corporate Governance Issues, as well as updating such Guidelines to reflect other best practices that are followed by the Board, and adopted a Lead Director Charter.  The Guidelines and the Lead Director Charter are posted on our web site at: www.intc.com/corp_docs.cfm.

The preceding description is qualified in its entirety by reference to the complete text of the Bylaws, as amended and restated, which are attached hereto as Exhibit 3.1 to this Form 8-K and are incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed as part of this Report:

Exhibit Number	Description
3.1	Intel Corporation Bylaws, as amended and restated on July 26, 2011
99.1	Press release dated July 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: July 27, 2011	Cary I. Klafter Corporate Secretary